                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                    at the close of business March 31, 1999,
                 in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                 DOLLAR AMOUNTS

                     ASSETS                                                          IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..............................................................   $ 15,364
     Interest-bearing balances ......................................................      3,811
Securities:
Held to maturity securities .........................................................      1,084
Available for sale securities .......................................................     49,894
Federal funds sold and securities purchased under
     agreements to resell ...........................................................     27,638
Loans and lease financing receivables:
     Loans and leases, net of unearned income ............................   $131,839
     Less: Allowance for loan and lease losses ...........................      2,642
     Less: Allocated transfer risk reserve ...............................          0
                                                                             --------
     Loans and leases, net of unearned income,
     allowance, and reserve .........................................................    129,197
Trading Assets ......................................................................     45,483
Premises and fixed assets (including capitalized
     leases) ........................................................................      3,124
Other real estate owned .............................................................        242
Investments in unconsolidated subsidiaries and
     associated companies ...........................................................        171
Customers' liability to this bank on acceptances
     outstanding ....................................................................        974
Intangible assets ...................................................................      2,017
Other assets ........................................................................     12,477
                                                                                        --------
TOTAL ASSETS ........................................................................   $291,476
                                                                                        ========

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                                      -5-
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
                                  LIABILITIES

Deposits
     In domestic offices ............................................................   $102,273
     Noninterest-bearing .................................................    $39,135
     Interest-bearing ....................................................     63,138
                                                                              -------
     In foreign offices, Edge and Agreement,
     subsidiaries and IBF's ..............................................                74,586
     Noninterest-bearing .................................................    $ 4,221
     Interest-bearing ....................................................     70,365

Federal funds purchased and securities sold under agreements to repurchase ..........     41,039

Demand notes issued to the U.S. Treasury ............................................      1,000
Trading liabilities .................................................................     32,929

Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     With a remaining maturity of one year or less ..................................      4,353
With a remaining maturity of more than one year
            through three years .....................................................         14
       With a remaining maturity of more than three years ...........................         92
Bank's liability on acceptances executed and outstanding ............................        974
Subordinated notes and debentures ...................................................      5,427
Other liabilities ...................................................................      9,684

TOTAL LIABILITIES ...................................................................    272,371
                                                                                        --------

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .......................................          0
Common stock ........................................................................      1,211
Surplus  (exclude all surplus related to preferred stock) ...........................     11,016
Undivided profits and capital reserves ..............................................      7,040
Net unrealized holding gains (losses)
on available-for-sale securities ....................................................      (179)
Accumulated net gains (losses) on cash flow hedges ..................................          0
Cumulative foreign currency translation adjustments .................................         17
TOTAL EQUITY CAPITAL ................................................................     19,105
                                                                                       ---------
TOTAL LIABILITIES AND EQUITY CAPITAL ................................................   $291,476
                                                                                       =========



I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                        WALTER V. SHIPLEY       )
                                        THOMAS G. LABRECQUE     ) DIRECTORS
                                        WILLIAM B. HARRISON, JR.)


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